UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/21/2011

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 21, 2011 we amended and restated our existing Five Year Credit Agreement (the “Agreement”). The material terms and conditions of the Agreement remain substantially similar to the prior agreement except as set forth below. As the result of the amendment and restatement, the maximum amount we may borrow under the Agreement continues to be $400,000,000 but now includes a $25,000,000 swing line and the term of the Agreement was extended to June 21, 2016. Subject to the consent of the lenders, we have the ability under certain circumstances to extend the term of the Agreement through June 21, 2019 and to increase the maximum amount we may borrow under the Agreement to up to $500,000,000. Citigroup Global Markets Inc, RBS Securities Inc. and Wells Fargo Securities, LLC acted as joint lead arrangers and joint book managers, The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association acted as syndication agents, Credit Agricole Corporate and Investment Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Toyko-Mitsubishi UFG, LTD acted as documentation agents and Citibank, N.A. acted as administrative agent.

We continue to be required to comply with certain financial covenants under the Agreement except that we are now required to maintain a ratio of total consolidated debt to consolidated earnings before interest, taxes, depreciation and amortization for the four quarters most recently ended of not greater than 3.50 : 1.00 as compared to the prior ratio of 3.25 : 1:00.

Certain of the lenders, agents and other parties to the Agreement and their affiliates have in the past provided lending, commercial banking, underwriting, investment banking, or other advisory services to us and our subsidiaries for which they have received customary compensation.

The description of the Agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the full text of the Agreement attached as Exhibit 10.1 hereto, which is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The response to Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

The following exhibit has been filed with this report:

10.1	Amended and restated five year credit agreement dated as of June 21, 2011 among Cytec, the initial lenders named therein, Citibank, N.A. as administrative agent, The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association as syndication agents, Credit Agricole Corporate and Investment Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Toyko-Mitsubishi UFG, LTD as documentation agents and Citigroup Global Markets Inc, RBS Securities Inc. and Wells Fargo Securities, LLC as joint lead arrangers and joint book managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: June 24, 2011	By:	/s/ ROY SMITH
Roy Smith
Vice President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and restated five year credit agreement dated as of June 21, 2011 among Cytec, the initial lenders named therein, Citibank, N.A. as administrative agent, The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association as syndication agents, Credit Agricole Corporate and Investment Bank, Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia and The Bank of Toyko-Mitsubishi UFG, LTD as documentation agents and Citigroup Global Markets Inc, RBS Securities Inc. and Wells Fargo Securities, LLC as joint lead arrangers and joint book managers